SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2004

Rainier Pacific Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	000-50362 Commission File Number	87-0700148 (I.R.S. Employer Identification No.)

3700 Pacific Highway East, Suite 200, Fife, Washington (Address of principal executive offices)	98424 (Zip Code)

Registrant's telephone number (including area code) (253) 926-4000

Not Applicable
(Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)     Exhibits

         99.1     Press Release of Rainier Pacific Financial Group, Inc. dated August 18, 2004.

Item 9. Regulation FD Disclosure

        On August 18, 2004, Rainier Pacific Financial Group, Inc. issued a press release announcing that its Board of Directors has declared a quarterly cash dividend of $0.055 per share on its common stock. A copy of the press release is attached as Exhibit 99.1 to this report.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: August 18, 2004	By: /s/ John A. Hall
John A. Hall
President and Chief Executive Officer

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Exhibit 99.1

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                                                                                                        For more information, contact:
                                                                                                        John Hall: (253) 926-4007
                                                                                                        jhall@rainierpac.com
**For Immediate Release**                                                                         or
                                                                                                        Vic Toy: (253) 926-4038
                                                                                                         vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc. Declares Increased Quarterly Cash Dividend

Tacoma, Washington - August 18, 2004 - Rainier Pacific Financial Group, Inc. (NASDAQ: RPFG) today reported that its Board of Directors declared a quarterly cash dividend of $0.055 per share on its common stock.

The dividend will be paid on September 10, 2004 to shareholders of record as of the close of business on August 27, 2004. This is the third consecutive quarterly cash dividend for Rainier Pacific Financial Group, Inc., and represents a one-half cent per share increase over the dividend paid in June 2004.

Rainier Pacific Financial Group is the bank holding company for Rainier Pacific Savings Bank, a Tacoma, Washington based state-chartered savings bank, operating 12 branch offices in the Tacoma-Pierce County and Federal Way areas.

For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Forward-looking statements:

This press release may contain certain forward-looking statements and information relating to the Company that are based on the beliefs of management, as well as assumptions made by and information currently available to management. The words "anticipate," "believe," "estimate," "expect," "indicate" "intend," "should," and similar expressions, or the negative thereof, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events that are subject to certain risks and uncertainties that may cause actual results to vary. The Company does not intend to update these forward-looking statements.

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